UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2007

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

New regulations adopted by the Securities and Exchange Commission in December 2006 require a company to disclose for each of the executive officers named in the Summary Compensation Table of its Definitive Proxy Statement on Schedule 14A the aggregate dollar amount of stock awards recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Financial Accounting Standard 123R. Amounts in the “Stock Awards” column reflect the compensation cost recognized by the company for the potential value of equity incentive awards to officers, rather than actual payments made to those officers during the fiscal year.

Whirlpool Corporation has determined that the amounts disclosed in the “Stock Awards” column of the Summary Compensation Table contained in its Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 12, 2007, were based on the “target” awards established for each officer, rather than aggregate compensation cost calculated under Financial Accounting Standard 123R and recognized in Whirlpool’s financial statements. The accrued compensation costs which should have been disclosed in the “Stock Awards” column of the Summary Compensation Table for each named executive officer are as follows: Jeff M. Fettig $4,775,626; Roy W. Templin $1,028,882; David L. Swift $1,926,047; Michael A. Todman $1,590,591; and Paulo F.M. Periquito $1,341,200. As a result of these corrections to the “Stock Awards” column, the correct amounts in the “Total” column of the Summary Compensation Table for each named executive officer are as follows: Mr. Fettig $10,311,300; Mr. Templin $2,868,704; Mr. Swift $3,556,639; Mr. Todman $3,659,405; and Mr. Periquito $7,214,306. As noted above (and consistent with footnote 2 to the Summary Compensation Table) these corrections do not impact the amount of compensation actually paid to or potentially payable to the named officers. No other sections of the Definitive Proxy Statement on Schedule 14A, including Compensation Discussion & Analysis, change as a result of these corrections.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: December 21, 2007	By:	/s/ Daniel F. Hopp
	Name:	Daniel F. Hopp
	Title:	Senior Vice President, Corporate Affairs, General Counsel and Secretary